TEN DIRECTORS SLATED FOR GRAINGER'S BOARD TO BE VOTED ON AT THE COMPANY'S ANNUAL MEETING ON APRIL 30, 2014

CHICAGO, February 19, 2014 - The Board of Directors of W.W. Grainger, Inc. (NYSE: GWW) today selected a slate of nominees to serve for the 2014 - 2015 period. The ten candidates, all current board members, to be voted on at the annual meeting are:

Brian P. Anderson
V. Ann Hailey
William K. Hall
Stuart L. Levenick
Neil S. Novich
Michael J. Roberts
Gary L. Rogers
James T. Ryan
E. Scott Santi
James D. Slavik

John W. McCarter, Jr. will not stand for re-election. Mr. McCarter has been a board member of Grainger since 1990 and served as a member of the Board Affairs and Nominating Committee and the Compensation Committee.

Grainger Chairman, President and Chief Executive Officer Jim Ryan said, “On behalf of The Board of Directors, I would like to thank John W. McCarter, Jr. for his strategic insight, bold thinking and valuable contributions to Grainger over the past 24 years.”

W.W. Grainger, Inc. with 2013 sales of $9.4 billion is North America's leading broad line supplier of maintenance, repair and operating products, with operations in Asia, Europe and Latin America.

Contacts:

Media:	Investors:
Joseph Micucci	Laura Brown
Director, Media Relations	SVP, Communications & Investor Relations
O: 847-535-0879	O: 847-535-0409
M: 847-830-5328	M: 847-804-1383

Grainger Media Relations Hotline	William Chapman
847-535-5678	Sr. Director, Investor Relations
O: 847-535-0881
M: 847-456-8647

Casey Darby
Sr. Manager, Investor Relations
O: 847-535-0099
M: 847-964-3281